UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Named Executive Officer Compensation

On March 14, 2011, the Compensation Committee of the Board of Directors of First Financial Bancorp (the “Company”), after consulting with its independent consultant, Towers Watson, approved the following base salaries, short term incentive plan targets/performance criteria, and restricted stock grants for the Named Executive Officers (“NEOs”) for 2011, as disclosed in the table below.    Except as set forth below, there were no other changes made to the components of total compensation, which include base salary, short-term cash incentives, long-term stock-based incentives, pension and other benefits, and perquisites.

Name and Principal Position	Base Salary ($)(1)	Short Term Incentive Plan Target Percentage (%)(2)	Long Term Incentive Percentage For Restricted Stock Grants ($)(3)	Annual Grant of Shares of Restricted Stock (#)(4)(6)	Value of Shares of Annual Grant Restricted Stock ($)(5)	Number of Shares of Underlying Stock Option ($)(7)
Claude E. Davis	$650,000	50%	110%	44,800	$715,008	0
President & CEO

C. Douglas Lefferson	$320,000	40%	60%	12,100	$193,116	0
EVP & Chief Banking Officer

J. Franklin Hall	$320,000	40%	60%	12,100	$193,116	0
EVP & CFO

Gregory A. Gehlmann	$295,000	40%	55%	10,200	$162,792	0
EVP & General Counsel

Samuel J. Munafo	$275,000	35%	40%	6,900	$110,124	0
EVP, Chief Commercial Lending Officer

(1)	There was no change in the base salaries of the NEOs from 2010 to 2011.
(2)
Short term incentive target is a percentage of base salary.  There were no changes from 2010 to 2011 in the target percentages for the NEOs. With respect to senior executives, including the NEOs, payout is based on:

•	The Company’s performance vs. peers (including a three-year look-back in certain instances)
- return on assets
- earnings per share grow
- credit quality
•	In addition, the Compensation Committee can adjust the payout based on the following additional performance metrics:
- enterprise risk management performance
- operating leverage
- efficiency ratio
Depending on performance of the Company, payout can be anywhere from 0x to 2x target and subject to clawback in certain circumstances.  Any payout to an NEO above 1x can be paid in restricted stock.
(3)
Long term incentive restricted stock grants are an approximate percentage of base salary. Long Term Incentive Restricted Stock Grant percent of base salaries were increased from 2010 as follows:   Mr. Davis from 100% to 110%, Messrs. Lefferson and Hall from 50% to 60%,  Mr. Gehlmann from 45% to 55%, and Mr. Munafo from 35% to 40%.

(4)
Restricted shares vest over a three year period beginning March 14, 2012.  Dividends are paid on unvested shares; however, they are held in escrow and are not paid to the executive until that portion of the grant vests.

(5)	Based on the per share closing price of the Company common shares on March 14, 2011 ($15.96).
(6)	No options were granted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

Dated: March 18, 2011	By:	/s/ J. Franklin Hall
	Name:	J. Franklin Hall
	Title:	Executive Vice President and Chief Financial Officer